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                          NEW ENGLAND BANCSHARES, INC.
                               855 Enfield Street
                                Enfield, CT 06082

For Immediate Release

CONTACT:  Scott D. Nogles, Chief Financial Officer
          (860) 253-5200

              New England Bancshares, Inc. Announces Completion of
                            Stock Repurchase Program

ENFIELD, CT, March 7, 2008 - New England Bancshares, Inc. (the "Company") (Nasdaq GM: NEBS), the holding company for Enfield Federal Savings and Loan Association and Valley Bank, announced the completion of a stock repurchase program that was authorized on October 9, 2007. The Company repurchased 320,986 shares, or 5% of the Company's outstanding shares, at an average price of $11.70 per share.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. Subject to applicable laws and regulation, the Company does not undertake - and specifically disclaims any obligation - to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

New England Bancshares, Inc. is headquartered in Enfield, Connecticut, and operates Enfield Federal Savings and Loan Association with eight banking centers servicing the communities of Enfield, Manchester, Suffield, East Windsor, Ellington and Windsor Locks and Valley Bank with four banking centers serving the communities of Bristol, Terryville and Southington. For more information regarding Enfield Federal's products and services, please visit www.enfieldfederal.com and for more information regarding Valley Bank's products and services, please visit www.valleybankct.com.

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